UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2006

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41740 Christy Street, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-360-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2006, SCM Microsystems, GmbH, a wholly owned subsidiary of SCM Microsystems, Inc. (the "Company"), entered into a supplemental agreement (the "Supplement") to the employment agreement dated March 14, 2006 between the Company and Stephan Rohaly, Vice President, Finance and Chief Financial Officer of the Company. The employment agreement was filed as Exhibit 10.5 to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2006. The Supplement provides Mr. Rohaly with the right to a severance payment under various circumstances following a "Take Over" of the Company, which is defined in the Supplement as the completed acquisition of the majority of voting stock of SCM Microsystems, Inc. or the completed acquisition of all or substantially all assets of the Company by a third party buyer.

Pursuant to the Supplement, Mr. Rohaly is eligible to receive a one-time severance payment equal to € 174,000 (the "Severance Amount") in the event that he is given ordinary notice of termination of his employment by the Company or the buyer in a Take Over within six months of such Take Over (the "Notice Period"), subject to various exceptions. The Supplement further provides that . Mr. Rohaly is eligible to receive the Severance Amount if, during the Notice Period following a Take Over, he gives ordinary notice of termination of his employment due to either a significant change in his tasks and responsibilities or a change in his place of employment to a location outside of Europe or to a location within Europe that is more than 100 kilometers from an international airport.

Mr. Rohaly's rights to any Severance Amount provided for by the Supplement shall be terminated if, during the Notice Period, the Company, the buyer in a Take Over, or an affiliate of either, offers Mr. Rohaly a position with the surviving company that is monetarily similar or better compared to his current position and within Europe and not more than 100 kilometers from an international airport, regardless of whether or not he accepts such an offer.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Supplementary Employment Agreement for Stephan Rohaly.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

December 18, 2006	By:	Stephan Rohaly

Name: Stephan Rohaly
Title: Vice President Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Supplementary Employment Agreement for Stephan Rohaly